Exhibit 10.14
KEEP WELL AGREEMENT
AGREEMENT, dated as of December 28, 2007 between AEGON USA, Inc. (“AUSA”) and Merrill Lynch Life Insurance Company (“MLLIC”).
WITNESSETH:
WHEREAS, AUSA is a holding company indirectly owning 100% of MLLIC, and
WHEREAS, AUSA intends to continue to be an affiliated company of MLLIC and does not intend directly or indirectly to pledge or otherwise dispose of any such shares of stock; and
WHEREAS, the corporate interests of AUSA will be furthered and the value of MLLIC will be preserved and potentially enhanced by it’s entering into this Agreement.
NOW THEREFORE, the parties agree as follows:
1.	Maintenance of Tangible Net Worth: AUSA will cause MLLIC at all times to have a Tangible Net Worth of at least $5 million. “Tangible Net Worth” shall mean, as of the time of any determination thereof, the sum of (i) the par value (or value stated on the books of MLLIC) of the common stock of all classes of MLLIC plus (or minus in the case of a deficiency) (ii) the amount of the paid-in capital and surplus of MLLIC all determined in accordance with accounting principles as required by regulatory authorities and as in effect on the date of determination.

2.	No Guarantee: This Agreement is not, and nothing herein contained and nothing done pursuant hereto by AUSA shall be deemed to constitute, a direct or indirect guarantee by AUSA of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of MLLIC or its subsidiaries, if any.

3.	Modification and Amendment: This Agreement may only be modified or amended in ways not less favorable to MLLIC or its policyholders and only upon the mutual consent of both parties.

4.	Duration and Termination: This Agreement shall have a duration of three years only so long as MLLICNY is a wholly owned affiliate of AUSA. This Agreement may be terminated by either party upon one year’s written notice to such other party.

5.	Successors: The agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of AUSA, MLLIC and their respective policyholders and successors provided, however, that this agreement creates no third party beneficiaries.

6.	Governing Law: This Agreement shall be governed by and construed in accordance with the law of the State of Iowa.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

/s/ John T. Mallett	/s/ James A Beardsworth

Merrill Lynch Life Insurance Company	AEGON USA, Inc.